EXHIBIT 4.3

                               FACTUAL DATA CORP.

                             STOCK OPTION AGREEMENT

      THIS AGREEMENT, made this 4th day of May, 2001, by and between FACTUAL DATA CORP. (the "Company"), and ________________ (the "Optionee");

EXPLANATORY STATEMENTS:

      WHEREAS, the Optionee on the date hereof is an employee of the Company or any affiliated corporation or any division thereof; and

      WHEREAS, to induce the Optionee to continue in his or her employ and to further his or her efforts in its behalf, the Company desires to grant to the Optionee an option to purchase shares of its Common Stock;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee on the date of this Agreement the option to purchase ________________ shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein. This option is not granted as an incentive stock option under the Internal Revenue Code of 1986.

2. Option Price. During the term of this option, the purchase price for the shares of Option Stock granted herein is $____ per share, subject only to adjustment as provided in Paragraph 13 of this Agreement.

3. Exercisability and Term of Option. This option shall vest and become exercisable to the extent of 20% of the total number of shares of Option Stock specified in Paragraph 1 of this Agreement upon the first anniversary of the date the option is granted, which shall be the date above written. This option shall vest an additional 20% of the total number of shares of Option Stock upon each of the second, third, fourth and fifth anniversaries of the date this option is granted; provided however, that all options granted under this Agreement shall immediately vest and shall become immediately exercisable if the Company (i) merges with or into another company or performs a stock exchange with another company and is not the successor to the merger or stock exchange;
(ii) sells all or substantially all of its assets to another company; (iii) undertakes and completes a "going private" or similar transaction; or (iv) if there is a change in control of the Company which shall be defined as any event which result in all of J.H. Donnan, James N. Donnan and Russell E. Donnan no longer being either officers or directors of the Company. To the extent the Optionee does not purchase in any option year the full number of shares, which he or she is entitled to purchase in that year, he or she may purchase the same in any succeeding year until the term of such option shall expire. This option shall terminate ten years from the date this option is granted unless terminated earlier by reason of Optionee's death,

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disability or termination of employment as provided in more detail in Paragraph
12 of this Agreement.

4. Personal Exercise by Optionee. This option shall, during the lifetime of the Optionee, be exercisable only by him or her and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution. This option shall not, voluntarily or involuntarily, be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

5. Manner of Exercise of Option. The option evidenced by this Agreement may be exercised by the Optionee (or by his or her permitted successor or successors) by giving written notice in the form of the notice attached hereto (the "Exercise Notice") to the Company at its principal place of business of an election to exercise such option. The Exercise Notice shall specify the number of shares of Option Stock to be purchased, along with payment of the option price:

      (a) in cash or certified check, cashier's check or money order payable to the order of the Company; or

      (b) by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Option Stock or of a loan from the broker to the Optionee necessary to pay the exercise price; or

      (c) by surrendering shares of Company common stock already owned by Optionee or by withholding shares of Option Stock the fair market value of which is equal to the corresponding exercise price and/or tax withholding liability ("Cashless Exercise"), but only if the Board of Directors, or a committee thereof, in their sole discretion, authorizes the exercise of this option by Cashless Exercise upon receipt of the Optionee's Exercise Notice indicating his or her request for Cashless Exercise.

      Upon payment of the full purchase price for the shares to be purchased, the Company shall deliver to the Optionee certificates for the Option Stock so purchased.

6. Rights as a Shareholder. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any Option Stock until the date of the issuance of a stock certificate for such shares.

7. Withholding Taxes. Upon the disposition of any stock acquired pursuant to the exercise of this option prior to the expiration of two years from the date on which this option was granted or prior to the expiration of one year from the date on which this option was exercised, the Optionee shall provide relevant information to, and make arrangements with, the Company in connection with any applicable withholding taxes.

8. Investment Purpose and Risks. (a) As a condition to the issuance by the Company of Option Stock pursuant to this Agreement, the Optionee shall, if required by the Company, unless such Option Stock is registered under the Securities Act of 1933 (i) represent that the shares of Option Stock are being acquired for investment and not with a present intention of selling or

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otherwise distributing and to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of this option to assure compliance with the foregoing.

      (b) Optionee acknowledges that (i) an investment in the Option Stock involves significant risks and may represent an illiquid investment, (ii) the Optionee is able to bear the economic risks of an investment in the Option Stock and is able to maintain his or her investment in the Option Stock for an indefinite period of time, and (iii) Optionee could bear a total loss of the investment.

      (c) Optionee has reviewed and understood the latest information incorporated by reference in paragraph 9 of this Agreement and is aware that he or she is afforded an opportunity to discuss matters pertinent to an investment in the Option Stock with the Company upon exercise.

      (d) Optionee has such knowledge and experience in financial business matters to enable Optionee to evaluate the merits and risks of an investment in the Option Stock. Optionees without such knowledge and experience are strongly encouraged to consult with a financial, tax or legal advisor before investing in the Option Stock.

9. Documents Delivered and Incorporated by Reference. Optionee acknowledges that the Company is a reporting company under the Securities Exchange Act of 1934, and such the Company files reports and documents pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (such as, but not limited to, an annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K when required. All such reports and documents shall be deemed to be incorporated in this Agreement by reference and to be a part hereof from the date of filing such documents. You should review all such reports and filings prior to exercising this option so that you may make an informed investment decision.

      The Company will provide without charge to the Optionee, on the written or oral request of Optionee, a copy of any and all of the incorporated documents referred to above. Written requests or oral requests by telephone for such copies, or additional information, should be directed to Todd Neiberger, Chief Financial Officer, Factual Data Corp., 5200 Hahns Peak Drive, Loveland, Colorado 80538. In addition, all incorporated documents referred to above can be reviewed and obtained from the Securities and Exchange Commission's web site located at http://www.sec.gov.

10. Compliance with Securities Laws. This option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance, purchase or resale of Option Stock thereunder, such option may not be exercised in whole or in part and such Option Stock may not be resold unless such listing,

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registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors or committee thereto. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11. Termination of Employment. In the event the Optionee shall cease to be employed by the Company for reasons other than death, disability, reorganization, or liquidation of the Company, this option shall terminate (notwithstanding Paragraph 3 of this Agreement) within the earlier of (1) three months after the date of termination or (2) the originally stated expiration date. This option shall be exercisable as provided above only to the extent the option was exercisable on the date of termination but had not previously been exercised.

12. Liquidation; Change in Control. This option will be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization. Upon notice of such an event, all unexercised shares of Option Stock shall become fully vested, unrestricted and immediately exercisable, and the optionee shall have up to 15 days to give notice of exercise of all or any portion of this option upon consummation of the dissolution, liquidation or Reorganization.

The term "Reorganization" as used in this paragraph shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

13. Adjustments for Stock Splits, Dividends and Recapitalizations. If the outstanding shares of Common Stock or other securities of the Company, or both, for which this option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to this option and not previously exercised, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

14. Full Discretion. The Company's Board of Directors shall have full and exclusive discretionary authority to construe, interpret and apply the terms of this Agreement and to adjudicate all disputed claims pursuant to this Agreement. Every finding, decision and determination made by the Board shall be final and binding upon all parties.

15. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above.

16. No Employment Rights. Optionee shall not by reason of this option have any claim or right to be retained in the employ of the Company or a subsidiary thereof; provided, however, that this paragraph shall not in any way modify or void any written employment agreement between the Company and Optionee. The Company or any of its subsidiaries further expressly

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reserve the right at any time to dismiss optionee free from any liability, or any claim under this Agreement, except as expressly provided herein.

17. No Assurances. Neither the Company nor any of its officers, agents, or repre-sentatives have made or can make any assurance that either the granting or the exercise of this option will not give rise to adverse tax consequences. This option does not qualify as an "incentive stock option" as that term is used in the Internal Revenue Code. Optionee should consult with their own tax advisors with respect to the tax consequences of this option. Optionee shall have no rights or remedies against the Company or against any of its officers, agents, or representatives on account of any tax consequences flowing from the granting or exercise of this option.

18. Amendments. This Option may only be altered, amended or modified in writing.

19. Governing Law. This Agreement shall be construed and shall take effect in accordance with the laws of the State of Colorado.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

                                           FACTUAL DATA CORP.


                                           By:
                                              --------------------------------
                                              James N Donnan
                                              President



                                           OPTIONEE


                                           -----------------------------------

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                               FACTUAL DATA CORP.
                             Stock Option Agreement
                                 Exercise Notice

1. Number of shares with respect to which the Option is being exercised:________

2. Date of grant of option: May 4, 2001

3. Exercise price of option: $8.00

4. Method of payment (check one):

(A) Certified check                        _________
(B) Cashiers check                         _________
(C) Money order                            _________
(D) Company Common stock/Cashless Exercise _________*
(E) Broker's check                         _________

6. Method of tax withholding, if applicable (check one):

            (A)   Personal check
            (B)   Payroll deduction
            (C)   Stockbroker check

7. Name:

      Address:    ________________________________

                  --------------------------------

                  --------------------------------

8.    Signature:  ________________________________


      Title:




------------------
* If authorized by the Board of Directors of committee thereof.


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

                                             Schedule of Awards

------------------------- --------------------- -------------------- ------------------- --------------------
Optionee                  Factual Data Shares   Original Exercise    As converted to     New Exercise Price
                          Granted               Price ($)            Kroll Shares        ($)
------------------------- --------------------- -------------------- ------------------- --------------------
Todd A. Neiberger         15,000                8.00                 11,225              10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Dennis Littlejohn         7,500                 8.00                 5,613               10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Dave Vinson               7,500                 8.00                 5,613               10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Ron Golnick               6,500                 8.00                 4,864               10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Toby Luttropp             5,000                 8.00                 3,742               10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Linda Trout               5,000                 8.00                 3,742               10.69
------------------------- --------------------- -------------------- ------------------- --------------------
Daena Lee                 4,000                 8.00                 2,993               10.69
------------------------- --------------------- -------------------- ------------------- --------------------